Exhibit 10.1

FORWARD SHARE PURCHASE AGREEMENT

This Forward Share Purchase Agreement (this “Agreement”) is entered into as of September 27, 2019, by and among GigCapital, Inc., a Delaware corporation (the “Company”), Greenhaven Road Capital Fund 1, LP, a Delaware limited partnership (“Greenhaven Fund 1”), and Greenhaven Road Capital Fund 2, LP, a Delaware limited partnership (“Greenhaven Fund 2” and together with Greenhaven Fund 1, “Greenhaven”).

Recitals

WHEREAS, the Company is a Private-to-Public Equity (PPE)™ company, also known as a blank check company or special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, the Company has entered into a stock purchase agreement with the stockholders of Kaleyra, S.p.A. (“Kaleyra”) for the purpose of effecting a combination with Kaleyra, and the Company has filed a preliminary proxy statement with the Securities and Exchange Commission that will seek, among other things, stockholder approval of the proposed business combination with Kaleyra (the “Business Combination”); and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Company shall purchase from Greenhaven, and Greenhaven shall sell and transfer to the Company, the shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) into which the rights of the Company (the “Rights”) held by Greenhaven will convert into upon the closing of Business Combination on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.	Purchase and Sale; Closing.

a.    Forward Share Purchase. Subject to the conditions set forth in Section 4, Greenhaven shall sell and transfer to the Company, and the Company shall purchase from Greenhaven, that number of Shares that the Rights (including the Additional Rights (as defined below)) convert into upon the closing of the Business Combination at the following purchase price: (1) $1.05 per Right for the first 5,500,000 Rights (which reflects $10.50 per Share for the first 500,000 Shares); (2) $1.07 per Right for the next 2,500,000 Rights (which reflects $10.70 per Share for the next 250,000 Shares); and (3) $1.10 per Right for the next 2,000,000 Rights (which reflects $11.00 per Share for the next 200,000 Shares)(collectively, the “Share Purchase Price”).

b.    Closing. The Company shall purchase the Shares (including the Additional Shares (as defined below)) on the later of the sixtieth day after the closing of the Business Combination or January 1, 2020 (the “Closing Date”). No later than two Business Days before the Closing Date, Greenhaven shall deliver a written notice to the Company specifying the number of Shares the Company is required to purchase, the aggregate Share Purchase Price and instructions for wiring the Share Purchase Price to Greenhaven (the “Purchase Notice”). The closing of the sale of the Shares (the “Closing”) shall occur on the Closing Date. On the Closing Date, Greenhaven shall deliver the Shares (including the Additional Shares) to the Company against receipt of the Share Purchase Price. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in San Francisco, California.

2. Representations and Warranties of Greenhaven. Each of Greenhaven Fund 1 and Greenhaven Fund 2 represents and warrants to the Company as follows, as of the date hereof:

a.    Organization and Power. Each of Greenhaven Fund 1 and Greenhaven Fund 2 is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

b.    Authorization. Each of Greenhaven Fund 1 and Greenhaven Fund 2 has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by each of Greenhaven Fund 1 and Greenhaven Fund 2, will constitute the valid and legally binding obligation of each of Greenhaven Fund 1 and Greenhaven Fund 2, enforceable against each of them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

c.    Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Greenhaven in connection with the consummation of the transactions contemplated by this Agreement.

d.    Compliance with Other Instruments. The execution, delivery and performance by Greenhaven of this Agreement and the consummation by Greenhaven of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to Greenhaven, in each case (other than clause (i)), which would have a material adverse effect on Greenhaven or its ability to consummate the transactions contemplated by this Agreement.

e.    Share Holdings. As of September 20, 2017, Greenhaven Fund 1 held 2,656,886 Rights and Greenhaven Fund 2 held 2,825,808 Rights, none of which have been sold, offered or contracted to be sold, pledged transferred, assigned or otherwise disposed of, directly or indirectly, or hedged, since such date.

f.    Disclosure of Information. Greenhaven has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of this Agreement, as well as the terms of the Business Combination, with the Company’s management.

g.    No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, neither Greenhaven Fund 1 nor Greenhaven Fund 2 or any person acting on behalf of Greenhaven nor any of the Greenhaven’s affiliates (the “Greenhaven Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Greenhaven and this offering, and the Greenhaven Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Greenhaven Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.	Representations and Warranties of the Company. The Company represents and warrants to Greenhaven as follows:

a.    Organization and Corporate Power. The Company is a corporation duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

b.    Authorization. All corporate action required to be taken by the Company’s Board of Directors in order to authorize the Company to enter into this Agreement has been taken or will be taken prior to the Closing. All action on the part of the directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing, has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

c.    Disclosure. The Company has previously disclosed to Greenhaven material non-public information with respect to the Company, which information has now been publicly disclosed by the Company.

d.    Governmental Consents and Filings. Assuming the accuracy of the representations made by Greenhaven in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, other than the Company is required to file disclosure reports regarding such transactions in accordance with the terms of the Exchange Act (as defined below).

e.    Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Charter, bylaws or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

f.    Adequacy of Financing. The Company will have available to it sufficient funds to satisfy its obligations under this Agreement.

g.    No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company or the Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by Greenhaven in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Greenhaven Parties.

4.	Additional Agreement by Greenhaven and Acknowledgement of the Company.

a.    Lock-up. Each of Greenhaven Fund 1 and Greenhaven Fund 2 agrees to continue to hold, and not to offer, sell, contract to sell, pledge, transfer, assign, or otherwise dispose of, directly or indirectly, or hedge (including any transactions involving any derivative securities of the Company and including any Short Sales (as defined below) involving any of the Company’s securities) the Rights (including any Additional Rights), and any Shares that the Rights convert into, until the Closing Date, including not to tender the Rights to the Company in response to any tender offer that the Company may commence for the Rights. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities and Exchange Act of 1934 (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

b.    Option to Purchase Additional Rights. The Company hereby acknowledges that nothing in this Agreement shall prohibit Greenhaven from purchasing up to an additional 4,517,306 Rights (the “Additional Rights”) after September 20, 2019 and prior to the closing of the Business Combination. Any such Additional Rights shall convert into approximately 451,730 additional Shares (the “Additional Shares”) upon the Business Combination. Greenhaven’s Additional Shares shall be purchased by the Company in accordance with Section 1.

c.    Open Market Sale. Notwithstanding anything to the contrary herein, the parties agree that Greenhaven shall after the closing of the Business Combination have the right but not the obligation to sell any or all of its Shares that the Rights convert into in the open market if the share price equals or exceeds $10.50 per Share (the “OM Sale Price”). In furtherance of the foregoing, Greenhaven shall have the right to sell such Shares at any time provided that the price received by Greenhaven (not including any commissions due by Greenhaven for the sale) is at least the OM Sale Price.

d.    Right to Purchase Warrants. Nothing in this Agreement shall prohibit Greenhaven from entering into a contract to purchase and/or sell Company warrants.

5.	Closing Conditions.

a.    The obligation of the Company to purchase the Shares at the Closing under this Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

i.    The Business Combination shall have been consummated;

ii.    The representations and warranties of the Company set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

iii.    Greenhaven shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Greenhaven at or prior to the Closing; and

iv.    No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Company of the Shares.

b.    The obligation of Greenhaven to sell and transfer the Shares at the Closing under this Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by Greenhaven:

i.    The Business Combination shall have been consummated;

ii.    All filings that the Company is required to make under the Exchange Act shall be current, true and accurate.

iii.    The representations and warranties of Greenhaven set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on Greenhaven or its ability to consummate the transactions contemplated by this Agreement;

iv.    The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing; and

v.    No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the sale and transfer by Greenhaven of the Shares.

6.	Termination. This Agreement may be terminated at any time prior to the Closing:

a.	by mutual written consent of the Company and Greenhaven;

b.	automatically if the stockholders fail to approve the Business Combination; and

c.	by each of Greenhaven Fund 1 and Greenhaven Fund 2 by giving written notice to the Company on the date that is one Business Day prior to the Closing Date.

For the avoidance of doubt, in the event this Agreement is terminated, neither Greenhaven Fund 1 nor Greenhaven Fund 2 shall be restricted with respect to its ability to dispose of the Shares and the Additional Shares, if any, after the termination date of this Agreement. This Agreement shall forthwith become null and void and have no effect, without any liability on the part of Greenhaven or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 6 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

7.	General Provisions.

a.    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: GigCapital, Inc., 2749 E. Bayshore Rd., Suite 200, Palo Alto, CA 94303, Attention: Chief Financial Officer. All communications to Greenhaven Fund 1 and Greenhaven Fund 2 shall be sent to the address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 7(a).

b.    No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Greenhaven agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Greenhaven or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Greenhaven from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

c.    Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing.

d.    Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

e.    Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

f.    Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

g.    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

h.    Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

i.    Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

j.    Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Connecticut and to the jurisdiction of the United States District Court for Connecticut for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of Connecticut or the United States District Court for the Connecticut, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

k.    Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

l.    Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and Greenhaven.

m.    Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

n.    Expenses. Each of the Company and Greenhaven will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

o.    Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

p.    Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

q.    Specific Performance. Each party agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the other party in accordance with the terms hereof and that the other party shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

GREENHAVEN:

Greenhaven Road Capital Fund 1, LP,

By:	/s/ Scott Miller
Name: Scott Miller
Title: Authorized Person

Address for Notices:	8 Sound Shore Drive, Suite 190, Greenwich CT 06830

Greenhaven Road Capital Fund 2, LP

By:	/s/ Scott Miller
Name: Scott Miller
Title: Authorized Person

Address for Notices:	8 Sound Shore Drive, Suite 190, Greenwich CT 06830

COMPANY:

GigCapital, Inc.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Executive Chairman of the Board,
President & CEO

[Signature Page to Forward Purchase Agreement]